Exhibit 10.14

PROMISSORY NOTE

November 1, 2021	$200,000

For Value Received, NEXALIN TECHNOLOGY, INC., a Nevada corporation (the “Maker”) promises to pay to the order of MARK WHITE (the “Payee”) the principal sum of TWO HUNDRED THOUSAND DOLLARS ($200,000) (the “Loan”). The entire unpaid balance and interest thereon of the Loan as set forth below shall be due and payable on the earlier to occur of (i) October 31, 2022 or (ii) the date of the consummation of the initial public offering (the “IPO”) of the Maker (the “Maturity Date”), unless payment is accelerated as herein provided, by reason of the occurrence of an “Event of Default” as set forth and defined below.

The Loan shall bear interest at a rate equal to nine (9.0%) percent per annum, payable on the Maturity Date, when the entire unpaid balance and interest in an amount equal to EIGHTEEN THOUSAND DOLLARS ($18,000) shall be due and payable. In no event shall interest exceed the maximum legal rate permitted for the Maker. The Maker shall not make any payment hereunder from proceeds it receives from the IPO.

If any payment hereunder is due on a day which is a holiday in the State of New York, such payment shall be made on the next succeeding business day. All payments by the Maker on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

The Maker agrees that if an attorney is retained to enforce or collect this Note or any other obligations by reason of non-payment of this Note when due or made due hereunder, a reasonable attorneys’ fee shall be paid in addition, which fee shall be the reasonable value of the attorneys’ services.

This Note may be prepaid in whole or in part at any time, without premium or penalty of any kind. All prepayments of this Note shall be applied first to accrued and unpaid interest, and then to the outstanding principal amount.

The occurrence and continuance of any one or more of the following events with respect to the Maker will constitute an event of default hereunder (each an “Event of Default”): (i) any failure by the Maker to make a payment of principal or interest under this Note; (ii) the making of an assignment for the benefit of the Maker’s creditors, unless such assignment is dismissed within ninety (90) days; (iii) the appointment of a trustee, receiver or liquidator for the Maker or for any of its property, unless such appointment is dismissed within ninety (90) days; (iv) the commencement of any proceedings by the Maker under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, or receivership, law or statute, unless such proceedings are dismissed within ninety (90) days; or (v) the commencement of any such proceedings without the consent of the Maker, unless such proceedings are dismissed within ninety (90) days.

Upon the occurrence of an Event of Default (unless such Event of Default has been waived by the Payee), all sums owing under this Note, if not then due or payable, shall become due and payable immediately without demand or notice and the Payee or holder hereof shall have the right to exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from the Maker all sums due under this Note.

This Note shall be governed by the laws of the State of Delaware. The Payee and the Maker hereby irrevocably consent to the jurisdiction of any Delaware State or Federal court located in Delaware over any action or proceeding arising out of any dispute between them. The Payee or any holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by the Maker therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by the Payee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Note shall be binding upon the Maker and the Maker’s successors and assigns and shall inure to the benefit of and be enforceable by each person who shall be the holder of this Note from time to time and each such person’s successors, assigns, heirs, executors and administrators.

The rights and remedies of the Payee provided for hereunder are cumulative with the rights and remedies of the Payee available under any other instrument or agreement or under applicable law.

NEXALIN TECHNOLOGY, INC.

By:	/s/ Mark White
Name:	Mark White
Title:	CEO

Address:	1776 Yorktown Street, Suite 550A Houston, TX 77056

Mark White

c/o 1776 Yorktown, Suite 550

Houston, Texas 77056

Dated as of March 30, 2022

Nexalin Technologies, Inc.

1776 Yorktown, Suite 550

Houston, Texas 77056

Attn.: Mark White, CEO

Re:	Deferral of Note Payment

Ladies and Gentlemen:

Reference is made to that Promissory Note dated as of November 21, 2022 (“Note”) in favor of the undersigned in the principal amount of $200.000.

This letter shall constitute my agreement, as the Payee under the Note, that the undersigned has agreed to defer payment of principal and interest otherwise due to me under the Note until December 15, 2022.

Therefore, the definition of Maturity Date as defined in the Note shall be amended, and hereby is amended, in its entirety, to be December 15, 2022. All other terms of the Note shall remain in full force and effect.

/s/ Mark White
Mark White

Accepted and Agreed:

As of March 30, 2022

NEXALIN TECHNOLOGY, INC.

By:	/s/ Marilyn Elson

Marilyn Elson

Chief Financial Officer